UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2007

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

430 Airport Road, Greeneville, Tennessee		37745
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (423) 636-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On November 26, 2007, Forward Air Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Black Hawk Freight Services, Inc. (“Black Hawk”) and each of the stockholders of Black Hawk.  Pursuant to the terms of the Agreement, the Company will acquire substantially all of Black Hawk’s assets for approximately $35 million and will assume certain liabilities.  Black Hawk provides line haul, local cartage, roller bed and pool distribution services.  The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of 2007, but there can be no assurances that the conditions to closing will be satisfied or waived or that the closing will occur as expected.  The acquisition will be financed with a mix of cash on hand and borrowings under the Company’s existing revolving credit facility.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement.  The Agreement has been included to provide investors and shareholders with information regarding its terms.  It is not intended to provide any factual information about the Company or Black Hawk.  The representations, warranties and covenants contained in the Agreement are made only for purposes of that agreement and as of the specific dates set forth therein, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries of the Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Black Hawk or any of their respective subsidiaries or affiliates.  A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement dated November 26, 2007 by and among Forward Air Corporation, Black Hawk Freight Services, Inc. and the Stockholders of Black Hawk Freight Services, Inc.
99.1	Press release of Forward Air Corporation dated November 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
/s/ Matthew J. Jewell
Name:	Matthew J. Jewell
Title:	Senior Vice President, General Counsel and Secretary

Date:  November 26, 2007

INDEX TO EXHIBITS
Exhibit No.	Description
Exhibit 2.1	Asset Purchase Agreement dated November 26, 2007 by and among Forward Air Corporation, Black Hawk Freight Services, Inc. and the Stockholders of Black Hawk Freight Services, Inc.
Exhibit 99.1	Press release of Forward Air Corporation dated November 26, 2007.